Effective July 14, 2003Zurich Financial
Services has changed its par value from
CHF10 to CHF 9.



Exhibit A to Deposit Agreement

No.
		________________

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one-tenth of one (1/10)
deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ONE-TENTH OF ONE SHARE
OF THE
PAR VALUE OF CHF 10.00 EACH OF
ZURICH FINANCIAL SERVICES
(INCORPORATED UNDER THE
LAWS OF SWITZERLAND)
      The Bank of New York as
depositary (hereinafter called the
"Depositary"), hereby certifies that
                     , or registered assigns IS THE
OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited registered shares
(herein called "Shares") of Zurich
Financial Services, incorporated under the laws of Switzerland (herein called the "Company"). At the date hereof, each American Depositary Share represents one-tenth of one (1/10) Share which is either deposited or subject to deposit under the deposit agreement at the Zurich office of UBS AG (herein called the "Custodian"). The Depositary's Corporate
Trust Office is located at a different
address than its principal executive office.
 Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York,
N.Y. 10286.

THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y.  10286

1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue (herein called
"Receipts"), all issued and to be issued
upon the terms and conditions set forth in
the deposit agreement, dated as of October
16, 2000, as amended and restated as of
________, 200_ (herein called the
"Deposit Agreement"), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time
of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.
The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of
the Receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares
and held thereunder (such Shares,
securities, property, and cash are herein
called "Deposited Securities").  Copies of
the Deposit Agreement are on file at the
Depositary's Corporate Trust Office in
New York City and at the office of the
Custodian.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made. Capitalized terms not
defined herein shall have the meanings set
forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of
the Depositary provided in this Receipt,
and subject to the terms and conditions of
the Deposit Agreement, the Companys
Articles of Incorporation and Swiss Law,
the Owner hereof is entitled to delivery, to
him or upon his order, of the amount of
Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates
in the name of the Owner hereof or as
ordered by him or by certificates properly
endorsed or accompanied by proper
instruments of transfer to such Owner or
as ordered by him and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt to such Owner or as ordered by
him.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for
Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit
of Shares in connection with voting at a
shareholders' meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to
the withdrawal of the Deposited Securities,
and (iv) any other reason that may at any
time be specified in paragraph I(A)(1) of
the General instructions to Form F-6 under
the Securities Act of 1933, from time to
time in effect, or any successor provision
thereto.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses
of the Depositary and upon compliance
with such regulations, if any, as the
Depositary or the Company may establish
for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into
one Receipt, evidencing the same
aggregate number of American Depositary
Shares as were evidenced by the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt
or withdrawal of any Deposited Securities,
the Depositary, the Custodian, or Registrar
may require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax
or other governmental charge and any
stock transfer or registration fee with
respect thereto (including any such tax or
charge and fee with respect to Shares
being deposited or withdrawn) and
payment of any applicable fees as provided
in this Receipt, may require the production
of proof satisfactory to it as to the identity
and genuineness of any signature and may
also require compliance with any
regulations the Depositary or the Company
may establish consistent with the
provisions of the Deposit Agreement or
this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed reasonably necessary or
advisable by the Depositary or the
Company at any time or from time to time
because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Article (22)
hereof.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933 for public offer or
sale, unless a registration statement is in
effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect
to any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by
the Owner hereof to the Depositary.  The
Depositary may refuse to effect any
transfer of this Receipt or any withdrawal
of Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for
any deficiency.  Neither the Company nor
the Depositary shall be liable for any
failure of an Owner to comply with
applicable tax laws or governmental
charges.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor are validly issued, fully paid and
nonassessable and that the person making
such deposit is duly authorized to do so.
Every such person shall also be deemed to
represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not
restricted under the Securities Act of 1933.
 Such representations and warranties shall
survive the deposit of Shares and issuance
of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts or Deposited Securities,
compliance with applicable laws or
regulations or terms of the Deposit
Agreement or this Receipt or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such
representations and warranties, as the
Depositary may reasonably deem
necessary or proper.  The Depositary may,
and shall if requested in writing by the
Company subject to the provisions of
Article 22 hereof, withhold the delivery or
registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities or the exercise of voting rights
until such proof or other information is
filed or such certificates are executed or
such representations and warranties made.
 No Share shall be accepted for deposit
unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by
any governmental body, if applicable, in
Switzerland which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the
fees, reasonable expenses and out-of-
pocket charges of the Depositary and those
of any Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from
time to time.  The Depositary shall present
its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange regarding the
Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement),
whichever applicable: (1) taxes and other
governmental charges, (2) such
registration fees as may from time to time
be in effect for the registration of transfers
of Shares generally on the Share register of
the Company or Foreign Registrar and
applicable to transfers of Shares to the
name of the Depositary or its nominee or
the Custodian or its nominee on the
making of deposits or withdrawals under
the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses
as are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the
conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement, (5)
a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Sections 2.3, 4.3 or 4.4, and
the surrender of Receipts pursuant to
Sections 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee for the
distribution of securities pursuant to
Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the
fee for the execution and delivery of
American Depositary Shares referred to
above which would have been charged as a
result of the deposit of such securities (for
purposes of this clause (7) treating all such
securities as if they were Shares), but
which securities are instead distributed by
the Depositary to Owners and (8) any
other charge payable by the Depositary,
any of the Depositarys agents, including
the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners of record as of the date or
dates set by the Depositary in accordance
with Section 4.6 of the Deposit Agreement
and shall be collected at the sole
reasonable discretion of the Depositary by
billing such Owner for such charge or by
deducting such charge from one or more
cash dividends or other cash distributions).
      The Depositary, subject to Article
(8) hereof, may own and deal in any class
of securities of the Company and its
affiliates and in Receipts.
8.	LOANS AND PRE-RELEASE
OF SHARES AND RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the
Depositary may, notwithstanding Section
2.3 of the Deposit Agreement, execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares
upon the receipt and cancellation of
Receipts which have been Pre-Released,
whether or not such cancellation is prior to
the termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or
accompanied by a written representation
and agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts
to be remitted, as the case may be, (ii)
assigns all beneficial rights, title and
interest in such Shares or Receipts, as the
case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with
the transfer of beneficial ownership
(including, without the consent of the
Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially
similar liquidity and security, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time
as a result of Pre-Releases will not
normally exceed twenty percent (20%) of
the Shares deposited hereunder; provided,
however, that the Depositary reserves the
right to disregard such limit from time to
time as it deems reasonably appropriate,
and may, with the prior written consent of
the Company, change such limit for
purposes of general application.  The
Depositary will also set Dollar limits with
respect to Pre-Release transactions to be
entered into hereunder with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For
purposes of enabling the Depositary to
fulfill its obligations to the Owners and
Beneficial Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-
Release transaction, including the Pre-
Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-
Release transaction (and shall not, for the
avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement or
this Receipt).
      The Depositary may retain for its
own account any compensation received
by it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt (and to the
American Depositary Shares evidenced
hereby) by accepting or holding the same
consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with
the same effect as in the case of a
negotiable instrument; provided, however,
that the Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof
for the purpose of determining the person
entitled to distribution of dividends or
other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been
executed by the Depositary by the manual
or facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the "Commission").
      Such reports and communications
will be available for inspection and
copying at the public reference facilities
maintained by the Commission located at
450 Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.
The Depositary shall also, upon written
request, send to the Owners of Receipts
copies of such reports furnished by the
Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English under the Securities Act of 1934
or any other regulation of the Commission.
      The Depositary shall keep books
for the registration of Receipts and
transfers of Receipts which at all
reasonable times shall be open for
inspection by the Owners of Receipts,
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business
of the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities,
the Depositary shall promptly, if at the
time of receipt thereof any amounts
received in a foreign currency can,
pursuant to applicable law, in the
reasonable judgment of the Depositary be
converted on a reasonable basis into
United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall
promptly distribute the amount thus
received (net of the fees of the Depositary
as provided in the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or the
Depositary shall be required to withhold
and does withhold from such cash
dividend or such other cash distribution in
respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary or
the Custodian shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners of
Receipts entitled thereto, in any manner
that the Depositary may reasonably deem
equitable and practicable for
accomplishing such distribution; provided,
however, that if in the reasonable opinion
of the Depositary such distribution cannot
be made proportionately among the
Owners of Receipts entitled thereto, or if
for any other reason the Depositary
reasonably deems such distribution not to
be feasible, the Depositary may after
Consultation with the Company adopt
such method as it may reasonably deem
equitable and practicable for the purpose
of effecting such distribution, including,
but not limited to, the public or private
sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash; provided,
however, that no distribution to Owners
pursuant to the Deposit Agreement or this
Article 12 shall be unreasonably delayed
by any action or inaction of the Depositary
or any of its agents.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners
of outstanding Receipts entitled thereto,
additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in
Section 4.11 of the Deposit Agreement
and the payment of the fees of the
Depositary as provided in Section 5.9 of
the Deposit Agreement.  In lieu of
delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary shall sell the amount
of Shares represented by the aggregate of
such fractions and distribute the net
proceeds, all in the manner and subject to
the conditions set forth in the Deposit
Agreement; provided, however, that no
distribution to owners pursuant to the
Deposit Agreement shall be unreasonably
delayed by any action or inaction of the
Depositary or any of its agents.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
reasonably determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary reasonably
deems necessary and practicable to pay
any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto in proportion to the
number of American Depositary Shares
held by them respectively, in accordance
with the applicable provisions of the
Deposit Agreement and this Receipt.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can, pursuant to applicable law,
in the reasonable judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, promptly, convert or
cause to be converted, by sale or in any
other manner that it may reasonably
determine, such foreign currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto
or, if the Depositary shall have distributed
any warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if any.
      If at any time the Depositary shall
determine that in its reasonable judgment,
after Consultation with the Company, any
foreign currency received by the
Depositary is not convertible on a
reasonable basis into Dollars transferable
to the United States, or if any approval or
license of any government or agency
thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not
obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary,
the Depositary may distribute the non-
convertible portion of such foreign
currency (or an appropriate document
evidencing the right to receive such
foreign currency) received by the
Depositary to, or in its reasonable
discretion may hold such foreign currency
uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same
and shall give notice thereof to such
Owners.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary
may, and upon request of the Company
shall, in its reasonable discretion make
such conversion and distribution in Dollars
to the extent permissible to the Owners
entitled thereto and may distribute the
balance of the foreign currency received by
the Depositary to, or hold such balance
uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled thereto who shall
receive notice from the Depositary with
respect to such holding of foreign
currency.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any
rights of any other nature, the Depositary,
after Consultation with the Company, shall
have reasonable discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the
terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners
or dispose of such rights and make the net
proceeds available to such Owners, then
the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary, after Consultation
with the Company, determines in its
reasonable discretion that it is lawful and
feasible to make such rights available to
all Owners or to certain Owners but not to
other Owners, the Depositary may, and at
the request of the Company shall,
distribute to any Owner to whom it
reasonably determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares
held by such Owner, warrants or other
instruments therefor in such form as it
reasonably deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the
distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has
elected in its sole reasonable discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents
as the Company has determined in its sole
reasonable discretion are reasonably
required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners, then upon
instruction from such an Owner pursuant
to such warrants or other instruments to
the Depositary from such Owner to
exercise such rights, upon payment by
such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other
instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject
to the appropriate restrictions on sale,
deposit, cancellation and transfer under
such laws, all in accordance with the
Companys instructions.
      If the Depositary determines in its
reasonable discretion, after Consultation
with the Company, that it is not lawful and
feasible to make such rights available to
all or certain Owners, but that it is lawful
and feasible to sell such rights, it may, and
at the request of the Company shall, sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has reasonably determined it may
not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the
Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in
connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions
or the date of delivery of any Receipt or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no
such registration under such Act, the
Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
or not subject to the registration provisions
of such Act.  In exercising any reasonable
discretion under Section 4.4 of the Deposit
Agreement or this Article 14, the
Depositary will consult with the Company.
 The Company will have no obligation
under the Deposit Agreement or under this
Receipt to register such rights under the
Securities Act of 1933.
      The Depositary shall not make any
determination without prior Consultation
with and approval from the Company
(which approval shall not be unreasonably
withheld) with respect to whether it may
be lawful or feasible to make such rights
available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number
of Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (which, if different from
the record date (if any) established by the
Company for its Swiss shareholders, shall
be fixed, as close as practicable to the
record date, after Consultation with the
Company) (a) for the determination of the
Owners of Receipts, acting on behalf of
Beneficial Owners in accordance with
executed proxy cards, who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting
rights at any such meeting, or (b) on or
after which each American Depositary
Share will represent the changed number
of Shares, subject to the provisions of the
Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting or solicitation of
consents or proxies of holders of Shares or
other Deposited Securities, the Depositary
shall mail to Owners a notice, which shall
contain (a) such information as is
contained in such notice and any
solicitation materials, (b) a statement that
each Beneficial Owner on the record date
set by the Depositary therefor will be
entitled to instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or
Deposited Securities represented by the
ADSs evidenced by such Beneficial
Owners ADRs and (c) a statement as to
the manner in which such instructions may
be given, including instructions to give the
discretionary proxy to the independent
representative of shareholders in
accordance with Article 689(c) of the
Swiss Code of Obligations (the
Independent Representative).  Upon
receipt of (i) instructions of a Beneficial
Owner on such record date in the manner
and on or before the date established by
the Depositary for such purpose (the
Instruction Date) and (ii) a certification
from such Beneficial Owner whereby he or
she confirms such beneficial ownership  as
of the date of certification and provides the
number of Shares or ADSs beneficially
owned, the Depositary shall endeavor
insofar as practicable and permitted under
the provisions governing Deposited
Securities to vote or cause to be voted (or
to grant a discretionary proxy to the
Independent Representative to vote, if so
designated by a Beneficial Owner) the
Deposited Securities represented by the
ADSs evidenced by such Beneficial
Owners ADRs in accordance with such
instructions.  In the event that any
Beneficial Owner returns a validly
executed proxy card but does not instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to the
Deposited Securities represented by the
ADSs evidenced by such Beneficial
Owners ADRs, the voting rights
pertaining to such Deposited Securities
will be exercised by the Independent
Representative in favor of all motions of
the Board of Directors of the Company at
the meeting.  The Depositary will not itself
exercise any voting discretion in respect of
any Deposited Securities.
      The Company shall only deem the
persons entered in the Companys Share
register to be valid holders of Shares.  If a
Share transferee (including an Owner
canceling an ADR and withdrawing the
Deposited Securities in respect thereof)
wishes to be entered in the Share register
of the Company, such Share transferee
must file with the Company a completed
application (in a form provided by the
Company to such Share transferee) for
registration in respect thereof.  Failing
such registration, the purchaser of such
Shares underlying the ADSs may not vote
at general meetings of the Company. All
voting rights with respect to the Shares are
subject to Swiss law and the provisions of
the Articles of Incorporation of the
Company.  The Company reserves the
right to instruct Owners to deliver their
ADRs for cancellation and withdrawal of
the Deposited Securities so as to permit
the Company to re-register such
withdrawn Deposited Securities as Shares
without voting rights.
      In addition, pursuant to the terms
of the Articles of Incorporation of the
Company, in the event that any person or
other entity acquiring Shares does not
expressly declare that he holds such Shares
for his own account as beneficial owner
and not as trustee or otherwise for any
third party, such person or entity will be
registered in the Share register of the
Company without voting rights with
respect to such Shares.  The Company has
agreed to exempt the Depositary and the
Custodian and their respective nominees,
if any, (but no individual Owner) from this
limitation up to 6% (in the aggregate) in
respect of Deposited Securities held in
connection with the Companys ADR
program, subject to compliance with
Sections 3.1 and 3.4 of the Deposit
Agreement and Articles 6 and 23 of this
Receipt.  The Company has the right not to
recognize votes of (a) Deposited Securities
by the Depositary in excess of the six
percent limitation, (b) Deposited Securities
or other Company Shares by any Owner in
excess of the one half of one percent
limitation and/or (c) any Owner or other
person holding an interest in an ADR not
complying with the disclosure obligations
of Sections 3.1 and 3.4 of the Deposit
Agreement and Articles 6 and 23 of this
Receipt.
      There can be no assurance that
Owners generally or any Owner in
particular will receive the notice described
in the preceding paragraph sufficiently
prior to the Instruction Date to ensure that
the Depositary will vote the Shares or
Deposited Securities in accordance with
the provisions set forth in the preceding
paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
split-up, consolidation or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be
received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant
to the following sentence.  In any such
case the Depositary may, and shall if the
Company shall so request, execute and
deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees or agents)
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United
States or any other country, or of any
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the Articles
of Incorporation of the Company, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from, or be subject
to any civil or criminal penalty on account
of, doing or performing any act or thing
which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the
Company (nor any of their respective
directors, officers, employees or agents)
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason
of any non-performance or delay, caused
as aforesaid, in the performance of any act
or thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
reasonable discretion provided for in the
Deposit Agreement.  Where, by the terms
of a distribution pursuant to Sections 4.1,
4.2 or 4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then
the Depositary shall not make such
distribution or offering, and shall allow
any rights, if applicable, to lapse.  Neither
the Company nor the Depositary nor any
of their respective directors, officers,
employees or agents assumes any
obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees or agents)
shall be under any obligation to appear in,
prosecute or defend any action, suit or
other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being
solely to the Depositary.  Neither the
Depositary nor the Company (nor any of
their respective directors, officers,
employees or agents) shall be liable for
any action or nonaction by it in reliance
upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner
or holder of a Receipt, or any other person
believed by it in good faith to be
competent to give such advice or
information.  Each of the Depositary, the
Company and their respective directors,
officers, employees and agents may rely
and shall be protected in acting upon any
written notice, request, direction or other
document believed by such person to be
genuine and to have been signed or
presented by the property party or parties.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with any matter arising
wholly after the removal or resignation of
the Depositary, provided that in
connection with the issue out of which
such potential liability arises the
Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such
action or nonaction is in good faith.  The
Company agrees to indemnify the
Depositary, its directors, officers,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the
reasonable fees and expenses of counsel)
which may arise out of acts performed or
omitted, in accordance with the provisions
of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified or supplemented from time to
time, (i) by either the Depositary or a
Custodian or their respective directors,
officers, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of either
of them, or (ii) by the Company or any of
its directors, officers, employees, agents
and affiliates.  No disclaimer of liability
under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF A SUBSTITUTE
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal to become effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its reasonable
discretion determines that it is in the best
interest of the Owners of Receipts to do
so, it may appoint substitute or additional
custodian or custodians approved by the
Company (such approval not to be
unreasonably withheld).
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial
existing right of Owners or Beneficial
Owners of Receipts, shall, however, not
become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner or Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the
Deposit Agreement as amended thereby.
In no event shall any amendment impair
the right of the Owner of any Receipt to
surrender such Receipt and receive
therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to
the Company and the Owners of all
Receipts then outstanding if at any time 90
days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary
for the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under
the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities, shall
sell rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds
of the sale of any rights or other property,
in exchange for Receipts surrendered to
the Depositary (after deducting, in each
case, the fee of the Depositary for the
surrender of a Receipt, any expenses for
the account of the Owner of such Receipt
in accordance with the terms and
conditions of the Deposit Agreement and
any applicable taxes or governmental
charges).  At any time after the expiration
of one year from the date of termination,
the Depositary may sell the Deposited
Securities then held under the Deposit
Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then
held by it thereunder, unsegregated and
without liability for interest, for the pro
rata benefit of the Owners of Receipts
which have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds
and other cash (after deducting, in each
case, the fee of the Depositary for the
surrender of a Receipt, any expenses for
the account of the Owner of such Receipt
in accordance with the terms and
conditions of the Deposit Agreement, and
any applicable taxes or governmental
charges) and for its obligations under
Section 5.8 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its
obligations to the Depositary under
Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement
to permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section
I.A.(1) of the General Instructions to the
Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	DISCLOSURE OF
INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities
(including the Companys Articles of
Incorporation or applicable Swiss law)
may require the disclosure of beneficial or
other ownership of Deposited Securities,
other Shares and other securities to the
Company and may provide for blocking
transfer and voting or other rights to
enforce such disclosure or limit such
ownership, the Depositary shall, to the
extent practicable, comply with the
Companys instructions as to Receipts in
respect of any such enforcement or
limitation, and Owners and Beneficial
Owners of Receipts shall comply with all
such disclosure requirements and
ownership limitations and shall cooperate
with the Depositarys compliance with
such Companys instructions.  The
Company may from time to time request
Owners of Receipts to provide information
as to the capacity in which such Owners
own or owned Receipts and regarding the
identity of any persons then or previously
interested in such Receipts as to the nature
of such interest and various other matters.
The Depositary agrees to comply with
written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any
responses to such requests received by the
Depositary.
24.	ADDITIONAL DISCLOSURE
OF BENEFICIAL
OWNERSHIP.
      Any Beneficial Owner of Receipts
who after acquiring directly or indirectly
the Beneficial Ownership of any Share
(either directly or by virtue of the
ownership of American Depositary Shares
or Shares in any other form) is directly or
indirectly, together with other interests in
Shares, the beneficial owner of more than
one-half of one percent (0.5 percent) of the
total
Shares issued shall, within 10 days after
such acquisition, send to the Depositary at
the address set forth in the Deposit
Agreement, by registered or certified mail,
notice of such Beneficial Ownership
including its name, address and
nationality.
      When two or more persons act as a
partnership, limited partnership, syndicate,
or other group for the purpose of
acquiring, holding, or disposing of
securities of the Company, such syndicate
or group shall be deemed one person or
one Beneficial Owner for the purposes of
this Section.
25.	ISSUANCE OF ADSs TO
HOLDERS OF AMERICAN
DEPOSITARY RECEIPTS OF
ALLIED ZURICH p.l.c. AND
ZURICH ALLIED AG.
      Upon receipt by the Depositary or
the Custodian of the deposit of Shares
from the Allied Zurich Depositary (as
defined herein) under and in accordance
with the terms of that certain deposit
agreement dated as of September 13, 2000 by and among Allied Zurich p.l.c., The
Bank of New York as depositary (the
Allied Zurich Depositary) and Holders
and Beneficial Owners from time to time
of American Depositary Receipts, as may
be amended from time to time (the AZ
Deposit Agreement), the Depositary will
issue ADSs but will not deliver such ADSs until holders of American Depositary
Receipts of Allied Zurich p.l.c. (Allied
Zurich ADRs) surrender their Allied
Zurich ADRs to the Depositary.
      Upon receipt by the Depositary or
the Custodian of the deposit of Shares
from the Zurich Allied Depositary (as
defined herein) under and in accordance
with the terms of that certain deposit
agreement dated as of September 13, 2000 by and among Zurich Allied AG, The
Bank of New York as depositary (the
Zurich Allied Depositary) and Holders
and Beneficial Owners from time to time
of American Depositary Receipts, as may
be amended from time to time (the ZA
Deposit Agreement), the Depositary will
issue ADSs but will not deliver such ADSs until holders of American Depositary
Receipts of Zurich Allied AG (Zurich
Allied ADRs) surrender their Zurich
Allied ADRs to the Depositary.

(..continued)



- 29 -
Exhibit AExhibit A